Exhibit 99.2

As Revised on November 16, 2009

Investor FAQ

Partial Redemption of 12% Senior Subordinated Notes

and Automatic Separation of the Enhanced Income Securities (EISs)

The following questions and answers (Q&A) provide information as to the partial redemption of the Company’s 12% senior subordinated notes due 2016 and the automatic separation of the Company’s Enhanced Income Securities (EISs) into the component senior subordinated notes and Class A common stock, including a general description of certain aspects of the U.S. federal income tax treatment of these actions.  The Q&A does not address all relevant tax aspects and does not constitute tax advice. Holders are urged to consult their own tax advisors as to the effect of the matters described in the Q&A on them.

Q:          Has B&G Foods issued a notice of partial redemption for its 12% senior subordinated notes due 2016?

A:           Yes, B&G Foods announced on October 2, 2009, that it has issued a notice of redemption for $90,000,002.95 principal amount of its outstanding 12% senior subordinated notes due 2016 at a cash redemption price of 106% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on such amount, to, but excluding, November 2, 2009.  Upon completion of the redemption on November 2, 2009, $69,540,885.70 principal amount of the senior subordinated notes remains outstanding.

Q:          Does the partial redemption include 12% senior subordinated notes represented by Enhanced Income Securities (EISs)?

A:           Yes, the senior subordinated notes redeemed included senior subordinated notes that had been represented by the EISs and senior subordinated notes held separately.  Each EIS represented one share of the Company’s Class A common stock and $7.15 principal amount of the senior subordinated notes.

Q:          What are EISs?

A:           EISs, or Enhanced Income Securities, were units composed of common stock and notes.  Each EIS of B&G Foods represented one share of Class A common stock and $7.15 principal amount of 12% senior subordinated notes due 2016.

Q:          What happened to my EISs in connection with the partial redemption of the senior subordinated notes?

A:          Pursuant to the terms of the indenture governing the senior subordinated notes, the partial redemption of the senior subordinated notes by B&G Foods resulted in an automatic separation of all of the EISs into the component shares of Class A common stock and senior subordinated notes on October 30, 2009, the business day prior to the redemption date.

Q:          When did the EISs cease trading on the New York Stock Exchange?

A:          The EISs, which previously traded on the New York Stock Exchange under the symbol “BGF,” ceased trading before the opening of the market on October 27, 2009.  When the market opened on October 27, 2009, those shares of Class A common stock that had been represented by EISs, began trading on the New York Stock Exchange under the symbol “BGS” together with all other outstanding shares of the Company’s Class A common stock.

Q:          Since this is a partial redemption, what happened to the portion of my senior subordinated notes held as part of EISs that were not redeemed?  Will the senior subordinated notes be listed on an exchange?

A:           The remaining portion of the senior subordinated notes, whether previously represented by EISs or held separately, are not and will not be listed on an exchange and we do not intend to create or sustain a market for such notes following the redemption date.  Thus, the extent of any market for the remaining senior subordinated notes will depend upon, among other things, the principal amount of the senior subordinated notes that remains outstanding after the redemption date, the number of holders remaining at such time and the interest in maintaining a market in the senior subordinated notes on the part of securities firms.  Holders may need to hold their senior subordinated notes until maturity or an earlier redemption, if any, by the Company.

Q:          If I held 1,000 EISs through a brokerage account just prior to the separation of the EISs and the partial redemption of the senior subordinated notes, can you please explain the transactions that took place and what should appear in my brokerage account?

Yes.  Your 1,000 EISs (CUSIP No. 05508R 20 5) were units consisting of 1,000 shares of Class A common stock and 1,000 senior subordinated notes with a face value per note of $7.15.  On October 30, 2009, your 1,000 EISs were split into these components.  Therefore, as of the close of business on October 30, 2009, your brokerage account would no longer list you as the owner of 1,000 EISs but instead would list you as the owner of 1,000 shares of Class A common stock (NYSE: BGS) (CUSIP No. 05508R 10 6) and 1,000 senior subordinated notes with a face value of $7.15 per note (CUSIP No. 05508R AB 2).

On November 2, 2009, we partially redeemed the senior subordinated notes.  The following chart breaks down the redemption payment you should have received per note and in the aggregate for your 1,000 senior subordinated notes:

	Per Note ($7.15 Principal Amount)	Payment for 1,000 Notes
Principal Payment:	$4.033448895	$4,033.45
Call Premium (6.00% of Principal):	$0.242007066	$242.01
Accrued Interest (2 days):	$0.002688966	$2.69
Total Redemption Payment:	$4.278144927	$4,278.15

Following the redemption payment, your brokerage account should still indicate that you hold 1,000 senior subordinated notes.  However, following the redemption payment, the face value of each note has been reduced as follows:

	Face Value Per Note	Face Value of 1,000 Notes
Prior to Partial Redemption Payment	$7.150000000	$7,150.00
Less Principal Portion of Redemption Payment	$4.033448895	$4,033.45
After Partial Redemption Payment:	$3.116551105	$3,116.55

As a result, instead of 1,000 EISs your brokerage account should now indicate that you hold 1,000 shares of Class A common stock, senior subordinated notes with a face value of $3,116.55, and $4,278.15 of cash.

Please note that it may take several weeks for your brokerage firm to properly reflect the foregoing transactions in your brokerage account.

Q:          Following the partial redemption, what is the face value of each senior subordinated note?

A.           The face value of each senior subordinated notes is currently $3.116551105.  Upon original issuance in October 2004, the face value of each senior subordinated note was $7.15 per note instead of the more typical corporate bond face value of $1,000 per note.  In connection with the partial redemption, the face value of each senior subordinated note has been reduced to $3.116551105.  For DTC participants, please note that this is reflected in DTC’s system as a face value of $7.15, with a factor of 0.435881.

Q:          How come my brokerage account does not list a value for my senior subordinated notes?

A.           Bonds typically trade at a discount or premium to the face value of the bonds.  Therefore, brokerage statements typically list the market value of an investor’s bond holdings rather than the face value of the holdings.  Unfortunately, because the senior subordinated notes are not listed on an exchange and there is not a well-established trading market for the senior subordinated notes, your brokerage firm may be unable to obtain current pricing information for the senior subordinated notes.  As a result, in your brokerage account you may see “N/A” listed under columns with headings such as “Most Recent Price” and “Most Recent Value.”  B&G Foods suggests that you contact your brokerage firm directly for additional information.

Q:          After the splitting of the EISs and the partial redemption of the senior subordinated notes, what payments can I expect on the portion of my senior subordinated notes that are not redeemed and my shares of separately traded Class A common stock?

A.           The splitting of the EISs and the partial redemption of the senior subordinated notes will not result in any change in the payments that you should expect to receive, except that after the redemption date holders will no longer receive interest payments on that portion of the principal amount of the senior subordinated notes that has been redeemed.

A holder of senior subordinated notes is entitled to receive quarterly interest payments at an annual rate of 12% of the remaining aggregate principal amount of the senior subordinated notes held by such holder.  At the new face value of $3.116551105 per note, the quarterly interest payment per note will be approximately 9.3 cents per note (or approximately 37.3 cents per note per annum).  Quarterly interest payments are made to holders of the senior subordinated notes on January 30, April 30, July 30 and October 30 of each year to holders of record on the preceding December 31, March 31, June 30 and September 30, respectively.

Additionally, holders of our Class A common stock receive quarterly dividend payments if and to the extent dividends are declared by our board of directors. We have declared and paid quarterly dividends on our Class A common stock each quarter since our 2004 initial public offering of EISs.  The current intended dividend rate on our Class A common stock is $0.17 per share (equal to $0.68 per share annually).  We currently intend to continue paying quarterly dividends on our Class A common stock at that rate on January 30, April 30, July 30 and October 30 of each year to holders of record on the preceding December 31, March 31, June 30 and September 30, respectively.  Dividend payments, however, are not mandatory or guaranteed and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may at any time decrease the level of dividends or entirely discontinue the payment of dividends.

Q:          On which exchange and under which ticker symbols will the shares of Class A common stock that were previously held as part of EISs trade?

A:           B&G Foods’ separately traded shares of Class A common stock have been listed for trading on the New York Stock Exchange under the ticker symbol “BGS” since May 23, 2007.  When the market opened on October 27, 2009, those shares of Class A common stock that had previously been represented by EISs, began trading on the New York Stock Exchange under the symbol “BGS” together with all other outstanding shares of the Company’s Class A common stock.  As a result, all 47,367,292 shares of Class A common stock that are outstanding as of the date of automatic separation of the EISs trade under the symbol “BGS.”

Q:          Is the automatic splitting of my EISs considered a disposition of the underlying Class A common stock and senior subordinated notes for tax purposes?

A:           For tax purposes, we do not believe that the splitting of the EISs into the component shares of Class A common stock and senior subordinated notes should be treated as a disposition.  Any subsequent sale, however, of the Class A common stock and/or senior subordinated notes would be treated as a disposition of those securities.

Q:          What is my initial tax basis in the Class A common stock and senior subordinated notes that I held as part of EISs prior to the automatic separation of the EISs?

Each EIS consisted of one share of Class A common stock and $7.15 principal amount of senior subordinated notes due 2016.  Therefore, your tax basis in the Class A common stock and senior subordinated notes generally will be the portion of the purchase price of your EISs allocable to the Class A common stock and senior subordinated notes, respectively, based on their relative fair market values at the time you purchased your EISs, and adjusted as discussed below.

For EISs Purchased in EIS IPO in October 2004:

If you purchased EISs in our initial public offering of EISs in October 2004, your initial basis in the senior subordinated note component should equal $7.15 per EIS and your initial basis in the Class A common stock component should equal $7.85 per EIS.

For EISs Purchased After May 22, 2007:

If you purchased EISs in the secondary market, you will need to determine the fair market values of the Class A common stock and senior subordinated notes on the date of your purchase.  If you acquired your EISs after May 22, 2007, the fair market value of the Class A common stock on the date you acquired the EISs should equal its trading price on that date.  You could then subtract the trading price of the Class A common stock from the purchase price of your EISs to get an implied fair market value for the senior subordinated notes.

For EISs Purchased on or Before May 22, 2007:

If you acquired your EISs on or before May 22, 2007, your broker may be able to determine the fair market value of the subordinated notes on the date you acquired your EISs by reviewing bond quotation systems.  You could then subtract the fair market value of the senior subordinated notes from the purchase price of the EISs to get an implied fair market value for the Class A common stock.

In any event, we urge you to consult with your own tax advisor to determine your initial tax basis for the Class A common stock and senior subordinated note components of your EISs.

Q:          Do I need to make any adjustments to my initial tax basis in the Class A common stock and senior subordinated notes?

A:           As discussed above, your initial cost basis for the Class A common stock and senior subordinated note components of a purchased EIS should in the aggregate equal your cost for the EIS.  However, to determine your current adjusted basis in your Class A common stock, you should subtract the amount of all distributions treated as return of capital distributions from your initial basis in the Class A common stock.  If your initial basis in your senior subordinated notes was greater than $7.15 per EIS, you may need to adjust your basis in the senior subordinated notes to take into account any amortized bond premium with respect to those notes.  Please consult your own tax advisor to determine whether the bond premium rules or any other special rules apply to you and how to determine your tax basis for the Class A common stock and senior subordinated note components of your EISs.

Q:          What is the tax treatment for the portion of my senior subordinated notes that are redeemed?

A:           Upon the partial redemption of the senior subordinated notes, you recognized gain or loss equal to the difference between the portion of the proceeds allocable to your senior subordinated notes (less an amount equal to any accrued and unpaid interest which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted tax basis in the redeemed portion of your senior subordinated notes.  Your tax basis in the redeemed portion of your senior subordinated notes generally was 56.41187266% of your total tax basis in your senior subordinated notes (i.e. a pro rata portion based on the percentage of the total principal amount that was repaid on November 2, 2009).  Your total tax basis in senior subordinated notes generally was the portion of the purchase price of your EISs allocable to the senior subordinated notes, or your purchase price of any senior subordinated notes acquired separately and not in the form of EISs, subject to the application of the bond premium rules.  Such gain or loss generally was capital gain or loss, subject to the application of the bond premium rules and market discount rules.  Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation.  The deductibility of capital losses is subject to limitations.

As treatments may vary due to individual status and other considerations, B&G Foods urges you to consult your own tax advisor for your individual treatment.

Q:          If I’m still confused or I believe that my brokerage account doesn’t correctly reflect the separation of the EISs and the partial redemption of the senior subordinated notes, whom should I contact?

A:           For general questions regarding the separation of the EISs and the partial redemption of the senior subordinated notes, you may call ICR, the Company’s investor relations firm, at 866.211.8151 or e-mail the Company directly at corporatesecretary@bgfoods.com.

You many also contact your broker and alert him or her of this Investor FAQ.  Please note that it may take several weeks for your brokerage firm to properly reflect the foregoing transactions in your brokerage account.

In addition, DTC participants may contact The Depository Trust & Clearing Corporation’s (DTCC) Customer Help Center at 1.888.382.2721.

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IRS CIRCULAR 230 DISCLOSURE

The discussion contained in this Q&A as to tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding United States federal income tax penalties.  Such discussion is written to support the promotion or marketing of the transactions or matters addressed above.  Holders of our EISs, Class A common stock, and/or separately held senior subordinated notes are urged to consult their own tax advisors regarding their individual circumstances.

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